Exhibit 2.1

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE the type that the registrant treats as private or confidential. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement (this “Agreement”), dated as of April 1, 2021 (the “Effective Date”), is entered into by and among the following:

(a)

Q Power LLC, a Delaware limited liability company (“Q Power”), (i) on behalf of itself; (ii) prior to the consummation of the Q Power Contribution (as defined below), in its capacity as the sole member of, as applicable, each of (A) EIF (as defined below), (B) Falcon (as defined below), and (C) Stronghold DM (as defined below); (iii) following the consummation of the Q Power Contribution and until the consummation of the transactions contemplated by Section 1.02(iii), in its capacity as the sole member of OpCo (as defined below); (iv) from and after the consummation of the transactions contemplated by Section 1.02(iii), in its capacity as a member of OpCo; and (v) from and after the OpCo Distribution (as defined below), as the holder of Class V Common Stock (as defined in the A&R Stronghold Corp COI (defined below)).

(b)

Stronghold Digital Mining Holdings LLC, a Delaware limited liability company (“OpCo”), (i) on behalf of itself; (ii) from and after the Q Power Contribution, in its capacity as the sole member of, as applicable, (A) EIF, (B) Falcon, and (C) Stronghold DM; (iii) from and after the Stronghold Corp Contribution (as defined below) and until the OpCo Distribution, as the holder of Class V Common Stock; and (iv) from and after the Aspen Interest Contribution (as defined below), in its capacity as a limited partner of Scrubgrass LP (as defined below).

(c)

Stronghold Digital Mining, Inc., a Delaware corporation (“Stronghold Corp”), (i) on behalf of itself; (ii) from and after the consummation of the Aspen LP Interest Acquisition (as defined below) and until the Aspen Interest Contribution, in its capacity as a limited partner of Scrubgrass LP; and (iii) from and after the consummation of the transactions contemplated by Section 1.02(iii), in its capacity as the managing member of OpCo.

(d)	Stronghold Digital Mining LLC (formerly known as Stronghold Power LLC), a Delaware limited liability company (“Stronghold DM”), on behalf of itself.
(e)

EIF Scrubgrass, LLC, a Delaware limited liability company (“EIF”), (i) on behalf of itself; (ii) prior to the consummation of the Recapitalization (as defined below), in its capacity as a general partner of Scrubgrass LP; and (iii) following the consummation of the Recapitalization, in its capacity as the sole general partner of Scrubgrass LP.

(f)

Falcon Power LLC, a California limited liability company (“Falcon”), (i) on behalf of itself; (ii) in its capacity as the sole member of Scrubgrass Power (as defined below); (iii) prior to the consummation of the Recapitalization, in its capacity as a limited partner of Scrubgrass LP and in its capacity as a general partner of Scrubgrass LP; and (iv) following the consummation of the Recapitalization, in its capacity as a limited partner of Scrubgrass LP.

(g)

Scrubgrass Power LLC, a Pennsylvania limited liability company (“Scrubgrass Power”), (i) on behalf of itself; (ii) prior to the consummation of the Recapitalization, in its capacity as a general partner of Scrubgrass LP; and (iii) following the consummation of the Recapitalization, in its capacity as a limited partner of Scrubgrass LP.

(h)	Scrubgrass Generating Company, L.P., a Delaware limited partnership (“Scrubgrass LP”), on behalf of itself.
(i)

Gregory A. Beard (“Beard”), (i) in his individual capacity; (ii) in his capacity as a director of Stronghold Corp; (iii) in his capacity as a member of Q Power; and (iv) following the transaction contemplated by Section 1.02(vii), in his capacity as agent under the Tax Receivable Agreement (as defined below).

(j)	William Spence (“Spence”), (i) in his individual capacity; (ii) in his capacity as a director of Stronghold Corp; and (iii) in his capacity as a member of Q Power.

Each of the above named persons and entities may be hereinafter referred to, individually, as a “Party” and, collectively, as the “Parties”.  Additionally, with respect to each Party, the capacity(ies) set forth above with respect to such Party, and/or such other capacity(ies) as may be applicable with respect to such Party for a particular Contemplated Transaction (as defined below), may be referred to herein as such Party’s “Representative Capacity”.

RECITALS

WHEREAS, the Parties, acting on behalf of themselves and in their applicable respective Representative Capacities, have determined to enter into this Agreement, and cause the applicable Parties to enter into, and to undertake, and cause the applicable Parties to undertake, the transactions more particularly described in Section 1.01 through Section 1.05 of this Agreement (each, a “Contemplated Transaction” and, collectively, the “Contemplated Transactions”); and

WHEREAS, in connection with the Contemplated Transactions, the Parties, acting on behalf of themselves and in the their applicable respective Representative Capacities, desire to, among other things, (a) establish certain legal and economic terms of the Contemplated Transactions, and (b) approve, adopt, ratify and effectuate the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
REORGANIZATION and private placement TRANSACTIONS

The following transactions are deemed to occur in the order set forth below, in each case, as of the Effective Date (except to the extent specified otherwise in this Agreement); however, all such transactions are conditioned and contingent upon the occurrence of each other transaction contemplated hereby.

Section 1.01Q Power Contribution.

i.

Q Power hereby contributes, assigns, conveys and transfers to OpCo, and OpCo hereby assumes and accepts, all of Q Power’s assets, subject to all of Q Power’s liabilities, including without limitation its equity interests in each of (a) EIF, (b) Falcon and (c) Stronghold DM (the “Q Power Contribution”).

ii.

Immediately following the consummation of the Q Power Contribution, OpCo hereby adopts and approves, and shall enter into, (a) an amended and restated limited liability company agreement of Stronghold DM, in substantially the form attached hereto as Exhibit A-1, memorializing, among other things, OpCo’s status as the sole member of Stronghold DM, and the Stronghold DM name change contemplated in Section 1.06(iii) below, (b) an amended and restated limited liability company agreement of EIF, in substantially the form attached hereto as Exhibit A-2, memorializing, among other things, OpCo’s status as the sole member of EIF, and (c) an amended and restated limited liability company agreement of Falcon, in substantially the form attached hereto as Exhibit A-3, memorializing, among other things, OpCo’s status as the sole member of Falcon.

Section 1.02Stronghold Corp Private Placement.

i.

Concurrently with consummation of the transactions described in Section 1.01, Stronghold Corp hereby adopts, and approves the execution and delivery of, an amended and restated certificate of incorporation of Stronghold Corp, in substantially the form attached hereto as Exhibit B (the “A&R Stronghold Corp COI”).

ii.

Immediately following the consummation of the transactions described in Section 1.02(i), Stronghold Corp (a) hereby enters into, with each accredited investor named on Exhibit C attached hereto, a Series A Preferred Stock Purchase Agreement in substantially the form attached hereto as Exhibit D (the “Stock Purchase Agreement”), with respect to the number of shares of Series A Preferred Stock (as defined in the A&R Stronghold Corp COI) specified opposite of such accredited investor’s name on Exhibit C attached hereto, and (b) is hereby authorized to, and shall, consummate the closing of the transactions contemplated by the Stock Purchase Agreement, including, but not limited to, the execution and delivery of each Transaction Document (as defined in the Stock Purchase Agreement) and all other certificates and other instruments required to be executed and/or delivered by Stronghold Corp pursuant to, or in connection with, the Stock Purchase Agreement (collectively, the “Private Placement”).

iii.	Immediately following the consummation of the transactions contemplated by the Private Placement, each of Q Power and Stronghold Corp hereby adopts and approves, and shall deliver to each other a duly executed counterpart of, the amended and restated limited liability company agreement of OpCo, in substantially the form attached hereto as Exhibit E (the “OpCo LLCA”), memorializing, among other things, Stronghold Corp’s admission as a member of OpCo and its designation as the Managing Member (as defined in the OpCo LLCA) of OpCo.

iv.

Immediately following the consummation of the transactions described in Section 1.02(iii), (a) Stronghold Corp hereby (i) contributes, assigns, conveys and transfers to OpCo, and OpCo hereby assumes and accepts, in immediately available funds, an amount of cash equal to (x) the proceeds received by Stronghold Corp pursuant to the Private Placement, less (1) the amount of cash that is necessary, in the reasonable discretion of the Board of Directors of Stronghold Corp, to pay all costs and expenses incurred by or on behalf of Stronghold Corp in connection with the consummation of the transactions contemplated by the Private Placement, and (2) $2,000,000 to be paid to Aspen (as defined below) as consideration for the ACA Assignment (as defined below), or (y) such other amount approved by the Authorized Person (with the contribution of such amount to be conclusive evidence of such Authorized Person’s approval), and (ii) issues to Opco, and Opco hereby accepts, 9,400,000 shares of Class V Common Stock of Stronghold Corp (the “Stronghold Corp Contribution”), and (b) in consideration of the Stronghold Corp Contribution, OpCo hereby issues to Stronghold Corp, and Stronghold Corp hereby accepts, 3,320,000 Preferred Units (as defined in the OpCo LLCA) of OpCo.

v.

Concurrently with the consummation of the transactions described in Section 1.02(iv) and in consideration of the Q Power Contribution, OpCo hereby issues, assigns, conveys and transfers to Q Power, and Q Power hereby accepts, 9,400,000 Common Units (as defined in the OpCo LLCA) of OpCo.

vi.

Immediately following the consummation of the transactions described in Sections 1.02(iv) and (v), OpCo hereby distributes, assigns, conveys and transfers to Q Power, and Q Power hereby accepts, 9,400,000 shares of Class V Common Stock of Stronghold Corp (the “OpCo Distribution”).

vii.

Immediately following the consummation of the OpCo Distribution, each of Stronghold Corp, Q Power and Beard, as agent, hereby enter into, and shall deliver to the other, a duly executed Tax Receivable Agreement, in substantially the form attached hereto as Exhibit F (the “Tax Receivable Agreement”).

Section 1.03Aspen Buyout.

i.

Immediately following the consummation of the Private Placement, Q Power hereby (a) assigns, conveys and transfers to Stronghold Corp, and Stronghold Corp hereby accepts and assumes, for no consideration, all of Q Power’s right, title and interest in, to and under that certain Acquisition and Contribution Agreement, by and between Q Power and Aspen Scrubgrass Participant, LLC (“Aspen”), a copy of which is attached hereto as Exhibit G (the “ACA” and such assignment, conveyance, and transfer, the “ACA Assignment”), and (b) releases and discharges Q Power from any and all liability under the ACA.

ii.

Immediately following the consummation of the ACA Assignment, Stronghold Corp is hereby authorized to, and shall, consummate the closing of the transactions contemplated by the ACA (the “Aspen LP Interest Acquisition”).

iii.

Immediately following the consummation of the Aspen LP Interest Acquisition, Stronghold Corp hereby contributes, assigns, conveys and transfers 100% of its equity interests of Scrubgrass LP (which equity interests represent the 30% limited partnership interest in Scrubgrass LP acquired pursuant to the Aspen LP Interest Acquisition) to OpCo, and OpCo hereby accepts such contribution, assignment, conveyance and transfer (the “Aspen Interest Contribution”).

iv.	Concurrently with, and in consideration of, the Aspen Interest Contribution, OpCo hereby issues to Stronghold Corp, and Stronghold Corp hereby accepts, 280,000 Preferred Units of OpCo.

Section 1.04Recapitalization.

i.

Immediately following the consummation of the transactions described in Section 1.03, (a) the name of Scrubgrass LP is hereby changed from “Scrubgrass Generating Company, L.P.” to “Scrubgrass Reclamation Company, L.P.” as evidenced by that certain Amendment to the Certificate of Limited Partnership of Scrubgrass LP that contemporaneously herewith has been (or will be) filed with the Secretary of State of the State of Delaware.

ii.

Immediately following the consummation of the transactions described in Section 1.04(i), each of EIF, Falcon, Scrubgrass Power and OpCo hereby adopts and approves, and shall deliver to each other a duly executed counterpart of, the amended and restated limited partnership agreement of Scrubgrass LP, in substantially the form attached hereto as Exhibit H (the “A&R Scrubgrass LPA”), memorializing, among other things, the recapitalization of said Parties’ respective partnership interests in Scrubgrass LP as more particularly described and set forth in the A&R Scrubgrass LPA (the “Recapitalization”).

iii.

Concurrently with, and in order to give effect to, the Recapitalization, (a) 100% of the general partner interests in Scrubgrass LP held by Falcon immediately prior to the Recapitalization are hereby converted into limited partner interests in Scrubgrass LP, and Falcon hereby assigns, conveys and transfers to EIF all general partner obligations and liabilities (whether accruing or arising prior to, on or after the Effective Date) of (or for the account of) Falcon or otherwise attributable to Falcon’s general partner interests immediately prior to the Recapitalization (the “Residual Falcon GP Obligations and Liabilities”), (b) 100% of the general partner interests in Scrubgrass LP held by Scrubgrass Power immediately prior to the Recapitalization are hereby converted into limited partner interests in Scrubgrass LP, and Scrubgrass Power hereby assigns, conveys and transfers to EIF all general partner obligations and liabilities (whether accruing or arising prior to, on or after the Effective Date) of (or for the account of) Scrubgrass Power or otherwise attributable to Scrubgrass Power’s general partner interests immediately prior to the Recapitalization (the “Residual Scrubgrass Power GP Obligations and Liabilities” and, together with the Residual Falcon GP Obligations and Liabilities, the “Residual GP

Obligations and Liabilities”), and (c) EIF hereby assumes and accepts all Residual GP Obligations and Liabilities.

Section 1.05 [***] Transactions.  Stronghold DM and [***] (“[***]”), are parties to that certain letter of intent, dated March 11, 2021, a copy of which is attached hereto as Exhibit I (the “[***] LOI”).  Each of Q Power, in its capacity as sole member of Stronghold DM, for and on behalf of Stronghold DM, and Beard and Spence, in their capacities as members of Q Power, for and on behalf of Q Power, hereby (a) authorize, approve, ratify and confirm in all respects, the execution and delivery by Stronghold DM of the [***] LOI, and (b) authorize Stronghold DM (or any Authorized Person of Stronghold DM, acting on its behalf) to negotiate, execute, deliver, and/or perform (or cause to be performed) Stronghold DM’s respective obligations under, any and all definitive documents contemplated by the [***] LOI and/or any other documents or instruments that may be necessary or desirable to consummate the transactions contemplated by the [***] LOI.

Section 1.06Waiver; Approval; General Authority.

i.

Waiver.  Each Party hereby irrevocably waives any preemptive rights, notice, information, approval or similar rights with respect to this Agreement, the Contemplated Transactions, and the certificates, agreements, acknowledgements, instruments, contracts, statements and other documents described in this Agreement (the “Transaction Documents”), which such Party may have pursuant to any interest or right it holds in any of the other Parties (including in its Representative Capacity with respect to itself or any of its subsidiaries) or pursuant to any other agreement and acknowledges that, by signing this Agreement, any such rights and requirements have been fulfilled and satisfied.

ii.

Private Placement and Up-C Transactions.  Each of Beard and Spence, in their respective capacities as a director of Stronghold Corp, constituting all of the directors of Stronghold Corp, acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and pursuant to Section 2.12 of the Bylaws of Stronghold Corp, hereby consent to, authorize, adopt, approve, ratify and confirm in all respects, the resolutions of Stronghold Corp set forth on Exhibit J attached hereto, with the same force and effect as if Beard and Spence were personally present at a meeting of the Stronghold Corp board of directors and had voted for the same.

iii.

Stronghold DM Name Change.  In anticipation of, and in connection with, the consummation of the Contemplated Transactions, effective as of March 8, 2021, Stronghold DM changed its name from “Stronghold Power LLC” to “Stronghold Digital Mining LLC”, as evidenced by that certain Certificate of Amendment to Certificate of Formation of Stronghold DM (the “Stronghold DM Certificate Amendment”) that was filed with the Secretary of State of the State of Delaware.  Each of Q Power, in its capacity as sole member of Stronghold DM, for and on behalf of Stronghold DM, and Beard and Spence, in their capacities as members of Q Power, for and on behalf of Q Power, hereby authorize, adopt, approve, ratify and confirm in all respects, the Stronghold DM Certificate Amendment and the name change evidenced thereby.

iv.	General Authority. Each Party, acting on behalf of itself and in its applicable Representative Capacity(ies) and by written consent in lieu of giving notice and/or holding a meeting of the members, managers, managing members, board of directors, or general partner(s), as applicable, pursuant to such Party’s constituent documents and/or applicable law, hereby authorizes, adopts, approves, ratifies and confirms this Agreement and each of the Contemplated Transactions in all respects, and the execution, delivery and performance of all such acts and things and any additional certificates, agreements, acknowledgements, instruments, contracts, statements and other documents that, in the judgment of any Authorized Person (as defined below) taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of this Agreement and the Contemplated Transactions (such determination to be conclusively evidenced by the taking of such action), and that all acts and deeds performed prior to the Effective Date by any authorized agent by any of the Parties that are within the authority conferred by this Agreement, are hereby authorized, adopted, approved, ratified and confirmed in all respects as the acts and deeds of such Party. For the purposes of carrying out this Section 1.06, including without limitation the Contemplated Transactions, each Party hereby designates the person(s) set forth opposite such Party’s name on Exhibit K to be its “Authorized Person”, each of which hereby is, acting alone, authorized, empowered and directed, for and on behalf of each of the applicable Party(ies), acting on behalf of itself and in its applicable Representative Capacity(ies), to do and perform all such acts and things and to enter into, execute and deliver the Transaction Documents and all other such certificates, agreements, acknowledgements, instruments, contracts, statements and other documents that, in the judgment of such Authorized Person taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of this Agreement and the Reorganization.

v.

Acknowledgement with respect to Limited Partnership Interests.  The Parties acknowledge and agree that, insofar as a Party is acting in its Representative Capacity as a limited partner (as opposed to its Representative Capacity as a general partner, member, director or otherwise), the actions taken under this Agreement by such Party in its Representative Capacity as a limited partner shall be for purposes of exercising such consent or approval rights that such limited partner has (or may have) with respect to the applicable Contemplated Transaction, and that in no event shall any action taken in such capacity constitute participation in the management of the business or affairs of the applicable partnership or any other action that may confer (or be deemed to confer) general partner status or the assumption of general partner liability on or by the Party acting in such Representative Capacity.

Article II
FURTHER ASSURANCES

The Contemplated Transactions are, among other things, intended to give effect to the transactions contemplated under the reorganization plan more particularly illustrated on Exhibit L attached hereto (the “Reorganization Plan”).  Without limiting the generality of the foregoing, from time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted pursuant to the Reorganization

Plan, (ii) more fully and effectively effectuate the transactions contemplated by this Agreement and the Reorganization Plan or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement and the Reorganization Plan.

Article III
REPRESENTATIONS AND WARRANTIES

Each Party, with respect to itself only, represents and warrants to the other Parties, as of the Effective Date (except as otherwise specified herein), that:

Section 3.01Organization; Authorization. Each such Party that is an entity is duly incorporated or organized (as applicable), validly existing and in good standing under the laws of the state of its formation. This Agreement has been duly authorized and validly executed and delivered by such Party and constitutes the valid, legal and binding obligation of such Party, enforceable against such Party in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.  Such Party has full legal capacity, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each such Party that is an entity has obtained all necessary approvals for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.02Consents. There are no actions, proceedings or orders pending or, to such Party’s knowledge after reasonable inquiry, threatened against or by such Party that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated hereby.

Section 3.03Acknowledgement of Owners. Each Party, as applicable, acknowledges and agrees that:

(a)it has (i) conducted its own independent review and analysis of the Contemplated Transactions, (ii) received all documents, books and records pertaining to the Contemplated Transactions, (iii) had reasonable opportunity to ask questions and receive answers concerning the Contemplated Transactions, and all such questions have been answered to its satisfaction, and (iv) made the determination to enter into the Contemplated Transactions independent of any such answers given;

(b)no other Party or its respective successors, beneficiaries, heirs and assigns nor any of their respective past and present employees, agents, counsel, advisors or other representatives makes or has made any representations or warranties or provided opinions or other advice to such first-mentioned Party or its respective successors, beneficiaries, heirs and assigns or any of their respective past and present employees, agents, counsel, advisors or other representatives regarding the tax or legal consequences of the transactions contemplated by this Agreement or the possible effects of changes in such laws;

(c)it is not relying on any statement or representation made or opinion or advice provided by or on behalf of any other Party or such other Party’s respective successors, beneficiaries, heirs and assigns or any of their respective past and present employees, agents, counsel, advisors or other representatives, except for the representations and warranties explicitly made by such Party as set forth in this Article III of this Agreement or pursuant to any certificate or other agreement duly executed by such other Party in connection herewith;

(d)in entering into this Agreement and the Transaction Documents to which it is a party, it has relied solely upon (i) its own investigation and analysis and the investigation and analysis of its respective employees, agents, counsel, advisors and other representatives, and (ii) the representations and warranties explicitly made by other Parties as set forth in this Agreement or pursuant to any certificate or other agreement duly executed by such other Party in connection herewith; and

(e)it has had the opportunity to consult with its own tax, legal and other counsel and advisors with respect to the consequences to it of the Transaction Documents, including the consequences under applicable law and the possible effects of changes in such laws, and it is relying solely upon the advice of such counsel and advisors in evaluating such consequences.

Article IV
MISCELLANEOUS

Section 4.01Successors and Assigns; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not create, rights in any other person and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 4.02Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.03Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 4.04Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 4.05Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.06Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

Section 4.07Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or an “assignment,” where applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

Q POWER LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Member

By:	/s/ William Spence
	Name:	William Spence
	Title:	Member

[Signature Page to Master Transaction Agreement]

STRONGHOLD DIGITAL MINING HOLDINGS LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

STRONGHOLD DIGITAL MINING, INC.
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

STRONGHOLD DIGITAL MINING LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

EIF SCRUBGRASS, LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

FALCON POWER LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

SCRUBGRASS POWER LLC
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

SCRUBGRASS GENERATING COMPANY, L.P.
By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Authorized Person

[Signature Page to Master Transaction Agreement]

/s/ Gregory A. Beard
Gregory A. Beard

[Signature Page to Master Transaction Agreement]

/s/ William Spence
William Spence

[Signature Page to Master Transaction Agreement]

Exhibit A-1

A&R Stronghold DM LLC Agreement

[Intentionally Omitted]

[Exhibit A-1 to Master Transaction Agreement]

Exhibit A-1

Exhibit A-2

A&R EIF LLC Agreement

[Intentionally Omitted]

[Exhibit A-2 to Master Transaction Agreement]

Exhibit A-2

Exhibit A-3

A&R Falcon LLC Agreement

[Intentionally Omitted]

[Exhibit A-3 to Master Transaction Agreement]

Exhibit A-3

Exhibit B

A&R Stronghold Corp COI

[Intentionally Omitted]

[Exhibit B to Master Transaction Agreement]

Exhibit B

Exhibit C

Accredited Investor List

[Intentionally Omitted]

[Exhibit C to Master Transaction Agreement]

Exhibit C

Exhibit D

Stock Purchase Agreement

[Intentionally Omitted]

[Exhibit D to Master Transaction Agreement]

Exhibit D

Exhibit E

OpCo LLC Agreement

[Intentionally Omitted]

[Exhibit E to Master Transaction Agreement]

Exhibit E

Exhibit F

Tax Receivable Agreement

[Intentionally Omitted]

[Exhibit F to Master Transaction Agreement]

Exhibit F

Exhibit G

ACA

[Intentionally Omitted]

[Exhibit G to Master Transaction Agreement]

Exhibit G

Exhibit H

A&R Scrubgrass LPA

[Intentionally Omitted]

[Exhibit H to Master Transaction Agreement]

Exhibit H

Exhibit I

[***] LOI

[Intentionally Omitted]

[Exhibit I to Master Transaction Agreement]

Exhibit I

Exhibit J

Action by Written Consent
of the Stronghold Corp Board of Directors

[Intentionally Omitted]

[Exhibit J to Master Transaction Agreement]

Exhibit J – Page 1

Annex A

Legal Disclosure Supplement

[Intentionally Omitted]

[Annex A to Exhibit J to Master Transaction Agreement]

Annex A to Exhibit J

Annex B

Registration Rights Agreement

[Intentionally Omitted]

[Annex B to Exhibit J to Master Transaction Agreement]

Annex B to Exhibit J

Annex C

Right of First Refusal and Co-Sale Rights Agreement

[Intentionally Omitted]

[Annex C to Exhibit J to Master Transaction Agreement]

Annex C to Exhibit J

Annex D

Engagement Letter

[Intentionally Omitted]

[Annex D to Exhibit J to Master Transaction Agreement]

Annex D to Exhibit J

Annex E

Specimen Preferred Stock Certificate

[Intentionally Omitted]

[Annex E to Exhibit J to Master Transaction Agreement]

Annex E to Exhibit J

Exhibit K

Authorized Persons

[Intentionally Omitted]

[Exhibit K to Master Transaction Agreement]

Exhibit K

Exhibit L

Reorganization Plan

[Intentionally Omitted]

[Exhibit L to Master Transaction Agreement]

Exhibit L